UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016 (September 14, 2016)

GENCO SHIPPING & TRADING LIMITED
 (Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in Current Reports on Form 8-K filed by Genco Shipping & Trading Limited (the “Company”) on June 30, 2016 and August 16, 2016 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, under an amended and restated commitment letter (the “Amended Commitment Letter”) executed by the Company and certain of its lenders for a senior secured term loan facility described therein on June 30, 2016 and amendments thereto executed by such parties on August 12 and 30, 2016, the Company received extensions of waivers with regard to certain covenants under its $100 Million Term Loan Facility, $253 Million Term Loan Facility, $148 Million Credit Facility, $22 Million Term Loan Facility, $44 Million Term Loan Facility, and its 2015 Revolving Credit Facility.  On September 14, 2016, such parties entered into a further amendment to the Amended Commitment Letter that extended the Company’s September 14, 2016 deadline to enter into a definitive purchase agreement or file a registration statement for an equity financing to September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: September 14, 2016

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer